AMENDMENT NO. 2

TO THE SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

This Amendment No. 2 (the “Amendment”) to the Second Amended and Restated Agreement and Declaration of Trust of AIM Sector Funds (Invesco Sector Funds) (the “Trust”) amends, effective February 28, 2017, the Second Amended and Restated Agreement and Declaration of Trust of the Trust dated as of October 26, 2016, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trustees of the Trust desires to amend the agreement to add Class R6 Shares to Invesco Energy Fund, Invesco Gold & Precious Metals Fund, Invesco Technology Fund and Invesco Value Opportunities Fund;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of February 28, 2017.

.

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco American Value Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Comstock Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Dividend Income Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares Investor Class Shares

Invesco Energy Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares Investor Class Shares

Invesco Gold & Precious Metals Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares Investor Class Shares

Invesco Mid Cap Growth Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Small Cap Value Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class T Shares Class Y Shares Class R6 Shares

Invesco Technology Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares Investor Class Shares

Invesco Technology Sector Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class T Shares Class Y Shares

Invesco Value Opportunities Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares”